                                                                  Exhibit (e)(3)


                            STOCK PURCHASE AGREEMENT
                            ------------------------

STOCK PURCHASE AGREEMENT dated October 30, 2001, between Lap Shun Hui ("LSH")
                                                                        ---
and idealab! Holdings, L.L.C., a Delaware limited liability company ("Stockholder").
  -----------

                                   WITNESSETH:
                                   ----------

         WHEREAS, LSH may, directly or through one or more special purpose acquisition entities (collectively, the "Acquisition Company"), commence a
                                         -------------------
tender offer (the "Offer") to purchase for cash all of the issued and
                   -----
outstanding shares of common stock, par value $0.0000125 per share (the "Company
                                                                         -------
Common Stock"), of eMachines, Inc., a Delaware corporation (the "Company");
------------                                                     -------

         WHEREAS, LSH intends to commence the Offer pursuant to an Agreement and Plan of Merger in form and substance acceptable to LSH and the Company (as such agreement may be executed and thereafter be amended from time to time, the "Merger Agreement");
 ----------------

         WHEREAS, as an inducement to LSH to devote the resources and undertake the expense necessary to, and a condition to LSH proceeding with his efforts to negotiate and enter into such Merger Agreement, the parties hereto have required that they agree, and such parties have agreed, to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

   1.    Definitions.  For purposes of this Agreement:
         -----------

         1.1. "Acquisition Company" shall have the meaning set forth in the
               -------------------
recitals hereto.

         1.2. "Acceptance Date" shall mean the date the Shares of Company's
               ---------------
Common Stock are accepted for purchase upon closing of the Offer.

         1.3. "Acquisition Proposal" shall mean any proposal or inquiry relating
               --------------------
to any merger, consolidation, tender offer, exchange offer, sale of all or substantially all of Company's assets, sale of shares of capital stock or similar business combination transaction involving the Company or any principal operating or business unit of the Company or its subsidiaries.

         1.4. "Affiliate" as applied to any Person shall mean any other Person
               ---------
directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting shares, by contract or otherwise, including any director or executive officer of such Person.

         1.5. "Company" shall have the meaning set forth in the recitals hereto.
               -------

         1.6. "Company Common Stock" shall have the meaning set forth in the
               --------------------
recitals hereto.

         1.7. "Existing Shares" shall mean the shares of Company Common Stock
               ---------------
set forth on Schedule 1 hereto.
             ----------

         1.8. "Merger" shall have the meaning set forth in Section 5 hereto.
               ------

         1.9. "Merger Agreement" shall have the meaning set forth in the
               ----------------
recitals hereto.

         1.10. "Offer" shall have the meaning set forth in the recitals hereto.
                -----

         1.11. "Offer Price" shall have the meaning set forth in Section 5
                -----------
hereto.

         1.12. "Person" shall mean any natural person, corporation, general or
                ------
limited partnership, limited liability company, joint venture, trust, association or entity of any kind.

         1.13. "Purchase Price" shall have the meaning set forth in Section 2.2
                --------------
hereto.

         1.14. "Purchase Price Per Share" shall have the meaning set forth in
                ------------------------
Section 2.2 hereto.

         1.15. "Purchase Shares" shall mean the Existing Shares and any Shares
                ---------------
acquired by the Stockholder after the date hereof.

         1.16. "Shares" shall mean shares of Company Common Stock.
                ------

         1.17. "Stockholder" shall have the meaning set forth in the recitals
                -----------
hereto.

         1.18. "Superior Proposal" means any proposal made by a Third Person to
                -----------------
acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of the Company entitled to vote generally in the election of directors or all or substantially all the assets of the Company, if and only if, the Board of Directors of the Company reasonably determines (after consultation with its financial advisor and counsel) (i) that the proposed transaction would be more favorable from a financial point of view to its stockholders than the Offer and the Merger, taking into account at the time of determination any changes to the terms of the Merger Agreement and Offer which as of that time had been proposed by LSH or the Acquisition Company, and
(ii) that the person or entity making such Acquisition Proposal is capable of consummating such Acquisition Proposal (based upon, among other things, the availability of financing and the degree of certainty of obtaining financing, the expectation of obtaining required regulatory approvals and the identity and background of such person).

         1.19. "Termination Date" shall have the meaning set forth in Section
                ----------------
9.11 hereto.

         1.20. "Third Person" means any Person (other than LSH, Acquisition
                ------------
Company or any of their Affiliates or representatives).

     2.  Purchase of Purchase Shares.
         ---------------------------

         2.1   Purchase of Purchase Shares. Subject to the terms and provisions
               ---------------------------
of this Agreement, LSH agrees to and shall purchase or cause the Acquisition Company to purchase from the Stockholder and the Stockholder agrees to and shall sell to LSH or the Acquisition Company, as designated by LSH, all of Stockholder's right, title and interest in and to the Purchase Shares for the consideration specified below in Section 2.2.

         2.2   Purchase Price. In full consideration for the Purchase Shares,
               --------------
LSH shall pay and provide Stockholder a purchase price per share of Company Common Stock equal to $0.78 or, if higher, the "Best Price" (the "Purchase Price
                                                                  --------------
Per Share", and as an aggregate, the "Purchase Price.") For purposes hereof, the
---------                             --------------
"Best Price" means the greater of (a) the highest per share price paid pursuant
 ----------
to the Offer, and (b) the highest per share price paid to any other stockholder by Acquisition Company or LSH or any of their Affiliates (other than in the settlement or other resolution of bona fide litigation) from the date hereof through the closing of the Merger and includes, in the case of such purchases, other material terms and concessions provided by LSH and/or Acquisition Company.

         2.3   Purchase Effectiveness. In the event that LSH or any of his
               ----------------------
Affiliates elects to commence the Offer, subject to the terms and conditions of this Agreement, the purchase and sale of the Purchase Shares provided for herein will occur and become effective, with no further action on the part of LSH, the Acquisition Company or the Stockholder, immediately following the acceptance by LSH or the Acquisition Company of Shares tendered in the Offer, and all certificates evidencing the Purchase Shares will be delivered by the Stockholder to LSH or Acquisition Company, as directed by LSH, to LSH, properly endorsed for transfer, no later than such time, or on such other date as LSH and the Stockholder may mutually determine; provided, however, that in the event the sum of the number of shares accepted by LSH and/or Acquisition Company in the Offer, plus all Shares that are at that time owned or separately purchasable pursuant to executed agreements by LSH or his Affiliates constitutes less than 60% of the Shares outstanding (when aggregated with the Purchase Shares), the Stockholder may terminate this Agreement and all of Stockholder's obligations hereunder by delivery of written notice to LSH.

         2.4 Payment of Purchase Price. The payment of the Purchase Price shall
             -------------------------
be made by LSH or the Acquisition Company concurrently with deposit of the cash consideration into the disbursement account from which payment will be made for the shares of Common Stock tendered in the Offer in cash by wire transfer in immediately available funds, and the Stockholder's portion of the Purchase Price be directed to the account of the Stockholder as noticed to LSH prior to such time.

         2.5 Conditions to Obligations of LSH. The obligations of LSH and/or the
             --------------------------------
Acquisition Company to pay the Purchase Price and otherwise complete the acquisition of the Purchase Shares hereunder are subject to the satisfaction of each of the following conditions, except as LSH and the Acquisition Company may have waived the same in writing: (a) the Stockholder shall have performed and complied in all material respects with all covenants required under this Agreement to be performed or complied with by it, and (b) the representations and warranties made by Stockholder contained herein shall have been true in all material respects on the date of this Agreement and shall be true in all material respects at and as of immediately prior to the time that payment of the Purchase Price is required to be made under the provisions of Section 2.4.

     3.  Other Covenants, Representations and Warranties of Stockholder. The
         --------------------------------------------------------------
Stockholder hereby represents, warrants and covenants to LSH as follows:

         3.1 Ownership of Securities. Stockholder is the record and beneficial
             -----------------------
owner of the number of the Shares set forth on Schedule 1 hereto. On the date
                                               ----------
hereof, the Shares set forth on Schedule 1 hereto constitute all of the Purchase
                                ----------
Shares and Shares owned of record by Stockholder. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of disposition, sole power of exercise and conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares set forth on Schedule 1 hereto, with no limitations, qualifications
                        ----------
or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

         3.2 Power; Binding Agreement. Stockholder has the legal capacity, power
             ------------------------
and authority to enter into and perform all of Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by Stockholder and does not and will not violate any other agreement to which Stockholder is a party or by which any of Stockholder's Purchase Shares are bound, including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby and thereby.

         3.3 No Conflicts. Except for filings under the Hart Scott Rodino
             ------------
Antitrust Improvement Act, the Securities Exchange Act of 1934,and any applicable state antitrust laws, (a) to Stockholder's knowledge no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority or any other person is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby and thereby and (b) none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby and thereby or compliance by Stockholder with any of the provisions hereof or thereof shall (i) conflict with or result in any breach of any applicable organizational documents of Stockholder, (ii) to Stockholder's knowledge result in a material violation or material breach of, or constitute (with or without notice or lapse of time or both) a material default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of the Stockholder's properties or assets may be bound, or (iii) to Stockholder's knowledge violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of Stockholder's properties or assets.

         3.4 No Encumbrances. Except pursuant to this Agreement, Stockholder's
             ---------------
Purchase Shares and the certificates representing such Purchase Shares are now, and at all times during the term hereof will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, and will be transferred to Acquisition Company or LSH (as the case may be) no later than the time specified in Section 2.4 above, free and clear of all claims, options, third party rights, liens, hypothecations, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

         3.5 No Solicitation. Until the earlier of the Acceptance Date or the
             ---------------
Termination Date, Stockholder shall not, in its capacity as such, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquires or the making of any proposal by any person or entity, or enter into any negotiations, agreements or understandings with any Person (other than LSH, Acquisition Company or a Person designated by LSH) with respect to the Company that constitutes an Acquisition Proposal. If Stockholder receives any such inquiry or proposal in its capacity as a Stockholder, then Stockholder shall promptly inform LSH of the existence thereof, specifying therein the details thereof and the name of the Person making such inquiry or proposal.

         3.6 Restriction on Transfer, Proxies and Non-Interference. Beginning on
             -----------------------------------------------------
the date hereof and ending on the earlier of the Acceptance Date or the Termination Date, except as required to comply with the provisions of this Agreement, the Stockholder shall not: (a) tender the Purchase Shares pursuant to the Offer, (b) directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract or option with respect to the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Purchase Shares or any interest therein; (c) grant any proxies or powers of attorney, deposit any Purchase Shares into a voting trust or enter into a voting agreement with respect to any Purchase Shares; (d) take any action that would make any representation or warranty of such Stockholder contained herein materially untrue or incorrect or have the effect of preventing or disabling Stockholder from performing Stockholder's obligations under this Agreement; or (e) acquire any Company Common Stock (other than acquisition upon exercise or conversion of Securities).

         3.7 Waiver of Appraisal Rights. Stockholder hereby waives any rights of
             --------------------------
appraisal or rights to dissent from the Merger that Stockholder may have with respect to any Purchase Shares unless at or prior to the Closing.

         3.8 Reliance by LSH. Stockholder understands and acknowledges that,
             ---------------
without obligation to do so, LSH will offer to enter into, or will cause Acquisition Company to offer to enter into, the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

         3.9   Alternative Transactions. Without limitation upon the obligations
               ------------------------
of the Stockholder under Section 3.6, during the period ending upon the earlier to occur of execution by the Company and LSH of a Merger Agreement and December 10, 2001, the Stockholder shall not: (a) sell any Shares to any Third Person in connection with any Acquisition Proposal, (b) tender any Shares pursuant to any Acquisition Proposal by any Third Person, or (c) vote in favor of or grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Acquisition Proposal by any Third Person; unless pursuant to the provisions of such Acquisition Proposal and no later than the date upon which the Acquisition Proposal is accepted by the Company, the Company or the Third Person pays to LSH in cash the lesser of (a) $2,500,000, or (b) the sum of all fees, costs and expenses (including all legal, accounting and advisory fees) incurred by LSH and his Affiliates in connection with this Agreement, and the preparation for, and negotiation and submission of the Offer.

         3.10  Further Assurances. From time to time and until the Termination
               ------------------
Date, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     4.  Representations and Warranties of LSH and Acquisition Company. LSH
         -------------------------------------------------------------
hereby represents, warrants and covenants to Stockholder as follows:

         4.1   Power; Binding Agreement. LSH has the legal capacity, power and
               ------------------------
authority to enter into and perform all of LSH's obligations under this Agreement. The execution, delivery and performance of this Agreement does not and will not violate any other agreement to which LSH is a party or by which LSH is bound, including, without limitation, any voting agreement, stockholder agreement or voting trust. This Agreement has been duly and validly executed and delivered by LSH and constitutes valid and binding agreement of LSH, enforceable against LSH in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which LSH is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by LSH of the transactions contemplated hereby and thereby.

         4.2   No Conflicts. Except for filings under the Hart Scott Rodino
               ------------
Antitrust Improvement Act, the Securities Exchange Act of 1934,and any applicable state antitrust laws, (a) to LSH's knowledge no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority or any other person is necessary for the execution of this Agreement by LSH and the consummation by LSH of the transactions contemplated hereby and thereby and (b) none of the execution and delivery of this Agreement by LSH, the consummation by LSH of the transactions contemplated hereby or compliance by LSH with any of the provisions hereof shall
(i) to LSH's knowledge result in a material violation or material breach of, or constitute (with or without notice or lapse of time or both) a material default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which LSH is a party or by which LSH or any of LSH's properties or assets may be bound, or (iii) to LSH's knowledge violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to LSH or any of LSH's properties or assets.

         4.3 Purchase Terms. If LSH or any Affiliate of LSH enters into any
             --------------
purchase agreement with any other stockholder of the Company, that agreement will not be more favorable to the other stockholder than is this Agreement to the Stockholder.

     5.  Provisions Concerning the Offer. LSH hereby agrees that, if the
         -------------------------------
Offer is made or if LSH or Acquisition Company enters into a Merger Agreement with the Company, (a) the Offer will provide for the purchase by LSH or his Affiliates for cash of all of the issued and outstanding shares of Company Common Stock other than the Purchase Shares and any shares of Company Common Stock otherwise held or acquired by LSH or the Acquisition Company, at a price of $0.70 per Share, net to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer
                                                                        -----
Price"), upon the terms and subject to the conditions to be set forth in the
-----
Merger Agreement and, upon consummation of the Offer, be merged with and into the Company (the "Merger"), and (b) the terms of the Merger Agreement will
                  ------
permit the Company to terminate the Merger Agreement prior to the Acceptance Date in order to accept a Superior Proposal; provided, however, that the Merger Agreement may contain (A) customary restrictions on the ability of the Company to solicit, enter into discussion or negotiations concerning, or to accept a Superior Proposal including a requirement that the Board of Directors of the Company shall not take action to pursue or accept a Superior Offer until after the Board of Directors shall have given the Acquisition Company at least three days written notice stating the Board of Directors' proposed course of conduct and providing information with respect to the details of the Superior Offer to the Acquisition Company, (B) customary and reasonable "break-up" fees sufficient to adequately compensate LSH for his efforts and all direct and indirect out of pocket expenses and costs, and (C) other customary provisions that LSH may request in its reasonable discretion. Notwithstanding the foregoing, nothing contained in this Section 5 or this Agreement shall be interpreted to obligate LSH to commence the Offer or enter into a Merger Agreement with the Company.

     6. Provisions Concerning Company Common Stock. The Stockholder hereby
        ------------------------------------------
agrees that, during the period commencing on the date hereof and continuing until the first to occur of the Acceptance Date or the Termination Date, at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, the Stockholder shall vote (or cause to be voted) the Purchase Shares including any Shares acquired by the Stockholder after the date hereof: (a) against any action, any failure to act, or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement (before giving effect to any materiality or similar qualifications contained therein); and (b) except as otherwise agreed to in writing in advance by LSH, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries; (ii) declaration of any dividend or issuance of any securities of the Company (other than upon exercise or conversion of Securities outstanding prior to the date hereof) or any of its Subsidiaries, (iii) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (iv) (A) any change in a majority of the persons who constitute the board of directors of the Company; (B) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (C) any other material change in the Company's corporate structure or business; or (D) any other action involving the Company or its subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by, or which would result in a breach of, this Agreement and the Merger Agreement. The Stockholder agrees that it shall not enter into any agreement with any Person prior to the Termination Date the effect of which would be to violate the provisions and agreements contained in this Section 6.

     7.  Conduct as to Purchase Shares.
         -----------------------------

         7.1 Permission to Disclose. The Stockholder hereby agrees to permit LSH
             ----------------------
and Acquisition Company to publish and disclose in any documents filed with any governmental or regulatory authority in connection with the Merger, including any proxy statement (including all documents and schedules filed with the Securities Exchange Commission), its identity and ownership of Company Common Stock and the nature of its commitments, arrangements and understandings under this Agreement.

         7.2 Changes in Shares. In the event of a dividend or distribution, or
             -----------------
any change in the Company Common Stock by reason of any dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged and the Purchase Price Per Share shall be appropriately adjusted.

     8.  Conduct as a Director. Notwithstanding anything in this Agreement to
         ---------------------
the contrary, the covenants and agreements set forth herein shall not prevent any designee of the Stockholder serving on the Company's Board of Directors from taking any action while acting in such designee's capacity as a director of the Company; provided, that, such action shall not in any manner affect the
         --------  ----
Stockholder's obligations under this Agreement.

     9.  Miscellaneous.
         -------------

         9.1 Entire Agreement. This Agreement constitutes the entire agreement
             ----------------
among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among any of the parties with respect to the subject matter hereof.

         9.2 Certain Events. The Stockholder agrees that this Agreement and the
             --------------
obligations hereunder shall attach to Stockholder's Purchase Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Purchase Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of Purchase Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

         9.3 Assignment. This Agreement shall not be assigned without the prior
             ----------
written consent of the other parties hereto and no rights, or any direct or indirect interest herein, shall be transferable hereunder without the prior written consent of the other parties hereto; provided, that, LSH may assign or
                                             --------  ----
transfer his rights hereunder to any other Person that is an Affiliate of LSH, which assignment shall not relieve LSH of any of his obligations hereunder.

         9.4 Amendments, Waivers, Etc. This Agreement may not be amended,
             ------------------------
changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by all of the parties to this Agreement.

         9.5 Specific Performance. Each of the parties hereto recognizes and
             --------------------
acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other parties to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

         9.6 Remedies Cumulative. All rights, powers and remedies provided under
             -------------------
this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         9.7 No Waiver. The failure of any party hereto to exercise any right,
             ---------
power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder or thereunder, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         9.8 Governing Law. This Agreement shall be governed and construed in
             -------------
accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

         9.9 Jurisdiction. Each party hereby irrevocably submits to the
             ------------
exclusive jurisdiction of the United States District Court for the District of Delaware or any court of the State of Delaware located in the City of Wilmington in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 9.9 and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the State of Delaware other than for such purposes.

         9.10 Counterparts; Effectiveness. This Agreement may be executed in
              ---------------------------
counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. Notwithstanding the foregoing, this Agreement shall not be effective as to any Stockholder until executed by all parties hereto.

         9.11 Termination. This Agreement will automatically terminate upon the
              -----------
earlier to occur of (a) if a Merger Agreement is entered into, termination of the Merger Agreement for any reason, (b) December 10, 2001 if on or prior to such date the Offer has not been commenced, (c) January 31, 2001 if the Acceptance Date shall not have occurred, and (d) delivery of notice of termination pursuant to the last sentence of Section 2.3

(the date of such termination being referred to herein as the "Termination
                                                               -----------
Date").
----

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                  /s/ Lap Shun Hui
                                  ----------------------------------------------
                                  Lap Shun (John) Hui



                                  "STOCKHOLDER"

                                  idealab! Holdings, L.L.C.


                                  By: /S/ Marcia Goodstein
                                      ------------------------------------------
                                  Name:  Marcia Goodstein
                                       -----------------------------------------
                                  Title: Secretary
                                        ----------------------------------------

                                  SCHEDULE 1 TO

                            STOCK PURCHASE AGREEMENT
                            ------------------------



                  Name of Stockholder                      Number of
                  -------------------                     Shares Owned
----------------------------------------------- --------------------------------
idealab! Holdings, L.L.C.
                                                           9,472,514

----------------------------------------------- --------------------------------



                                       1